SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 12, 1997

                      HIGHWOODS/FORSYTH LIMITED PARTNERSHIP
      (Exact name of registrant as specified in its partnership agreement)


                                 North Carolina
                             (State of Organization)


     333-3890-01                                     56-1869557
  (Commission File Number)                 (IRS Employer Identification No.)


3100 Smoketree Court, Suite 600, Raleigh, North Carolina          27604
         (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (919) 872-4924

Item 5.           OTHER EVENTS.

                  The purpose of this filing is to effect the incorporation of the exhibits hereto into the prospectus dated November 15, 1996, which prospectus was used in connection with a public offering (the "Offering") by Highwoods Properties, Inc., general partner of the Registrant (the "General Partner"), of 125,000 shares of 8 5/8% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share (liquidation preference equivalent to $1,000 per share). The Offering was priced on February 7, 1997 and is scheduled to close on February 12, 1997.


Item 7(C).        EXHIBITS.

Item     Description

3.1      Amended and Restated Articles of Incorporation of the General Partner

4.1 Specimen certificate representing shares of preferred stock issued by the General Partner

10.1 Amendment to Amended and Restated Agreement of Limited Partnership of the Registrant

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          HIGHWOODS/FORSYTH LIMITED PARTNERSHIP

                          By:  Highwoods Properties, Inc., its general partner

                               By:      /s/ Carman J. Liuzzo
                                       -------------------------------
                                        Carman J. Liuzzo
                                        Vice President and
                                        Chief Financial Officer

Date: February 12, 1997